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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Value Property Trust for the registration of Common Shares and 11-1/8% Senior Secured Notes due 2002 and to the incorporation by reference therein of our report dated November 10, 1995, with respect to the consolidated financial statements and schedules of Value Property Trust and subsidiaries included in its Annual Report (Form 10K) for the year ended September 30, 1995, filed with the Securities and Exchange Commission.



                                             ERNST & YOUNG LLP

Philadelphia, Pennsylvania
December 29, 1995